Exhibit 10.1

Note Amendment and Forbearance Agreement

Agreement dated as of the 4th day of January 2011 (this “Agreement”) by and between ThermoEnergy Corporation, a Delaware corporation (“ThermoEnergy”) and _________________.

Whereas, pursuant to a certain Agreement for the Purchase and Sale of Securities dated as of July 2, 2007 (the “2007 Agreement”), ThermoEnergy issued to _________________ a Convertible Promissory Note in the original principal amount of $____________ (the “2007 Note”); and

Whereas, the 2007 Note matured on May 31, 2010 and remains outstanding; and

Whereas, the aggregate amount of $___________ in principal and accrued interested on the 2007 Note remains unpaid; and

Whereas, ThermoEnergy’s obligations under the 2007 Note are secured by a certain Stock Pledge Agreement dated as of July 2, 2007 made by ThermoEnergy in favor of Spencer Trask Specialty Group, LLC (“Spencer Trask”), as agent for itself and certain other holders of ThermoEnergy’s Convertible Promissory Notes, including _________________ (the “Pledge Agreement”); and

Whereas, Spencer Trask and ThermoEnergy entered into a forbearance agreement dated as of December 11, 2009 (the “Forbearance Agreement”) without the participation or consent of _________________; and

Whereas, ThermoEnergy has failed to comply with certain of its obligations under the Forbearance Agreement, and defaults exist under the 2007 Note and the Pledge Agreement; and

Whereas, _________________ wishes to agree to forego the existing defaults under the 2007 Note and the Pledge Agreement and to amend the 2007 Note in certain respects pursuant to the terms of this Agreement; and

Whereas, ThermoEnergy wishes to provide for the additional forbearance, to amend the2007 Note and to issue to _________________ certain additional consideration in exchange for its forbearance:, all upon the terms and subject to the conditions in this Agreement:

Now, therefore, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, ThermoEnergy and _________________ hereby agree as follows:

1.           ThermoEnergy Deliveries.  At a closing (the “Closing”) to be held at the offices of Nixon Peabody llp, 100 Summer Street, Boston, Massachusetts at 10:00 a.m. on January 4, 2011 (or at such other place and on such other date as ThermoEnergy and _________________ may agree), ThermoEnergy shall, against delivery by _________________ of the items specified in Section 2 below, deliver to _________________ the following:

(a)           cash payment, in immediately available funds, of the sum of $______________;

(b)           cash payment, in immediately available funds, of the additional sum of $____________;

(c)           an Amended and Restated Promissory Note, in the form attached hereto as Exhibit A, in the principal amount of $____________ (the “Amended Note”);

(d)           a Common Stock Purchase Warrant, in substantially the form attached hereto as Exhibit B, entitling the holder to purchase at any time on or before the fifth anniversary of the date of Closing, up to _____________ shares of ThermoEnergy’s Common Stock, par value $0.001 per share (the “Common Stock”) at an exercise price of $0.40 per share (the “$0.40 Warrant”);

(e)           _____________ shares of ThermoEnergy’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Shares”); and

(f)           a Common Stock Purchase Warrant, in substantially the form attached hereto as Exhibit C, entitling the holder to purchase at any time on or before the fifth anniversary of the date of Closing, up to ____________ shares of Common Stock at an exercise price of $0.30 per share (the “$0.30 Warrant” and, together with the $0.40 Warrant, the “Warrants”).

2.           _________________ Deliveries.  At the Closing, _________________ shall, against delivery by ThermoEnergy of the items specified in Section 1 above, deliver to ThermoEnergy the following:

(a)           the 2007 Note; and

(b)           a forbearance letter in the form of Exhibit D (the “New Forbearance Letter”), agreeing to extending the maturity date of the 2007 Note until February 29, 2012 (the “New Maturity Date”) and forbearing action under the Pledge Agreement until such New Maturity Date;

3.           Forbearance.  In consideration of ThermoEnergy’s entering into and complying with the terms and conditions of this Agreement, _________________ hereby agrees that during the period commencing on the date hereof and terminating on the earlier of either February 29, 2012 or the date on which any Termination Event (as defined below) first occurs, and provided ThermoEnergy (i) makes, on a timely basis, the payments required under the Amended Note, (ii) otherwise complies with the terms of the Amended Note and (iii) complies with all obligations of ThermoEnergy under this Agreement, _________________ will forbear from exercising any and all of the rights and remedies which it has or may have against ThermoEnergy or any of its assets under the Amended Note or the Pledge Agreement or at law or in equity as a result of the maturity of, or the occurrence or continuance of any Event of Default under, the 2007 Note.

4.           Allocation of Consideration.  It is the intention of ThermoEnergy and _________________ that:

(a)           the cash payment pursuant to Section 1(a) above is in partial repayment of the principal amount of the 2007 Note;

(b)           the cash payment pursuant to Section 1(b) above is by way of a penalty;

(c)           the issuance of the Series B Shares and the Warrants are in consideration of _________________’s agreements in Section 3, above.

5.           ThermoEnergy’s Representations and Warranties.  ThermoEnergy hereby represents and warrants to _________________ as follows:

5.1           Organization and Qualification.  ThermoEnergy is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  ThermoEnergy is not in violation of any of the provisions of its Certificate of Incorporation or bylaws.  ThermoEnergy is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified and in good standing could have or could reasonably be expected to result in a material adverse effect on ThermoEnergy or its business, and no proceedings have been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, such power and authority or qualification.

5.2           Authorization and Enforceability.  The execution and delivery by ThermoEnergy of this Agreement, and performance by ThermoEnergy of the transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action on the part of ThermoEnergy, its Board of Directors and its shareholders.  This Agreement has been duly executed by ThermoEnergy and constitutes the valid and legally binding obligation of ThermoEnergy, enforceable against ThermoEnergy in accordance with its terms.  The amendments to the 2007 Note, as embodied in the Amended Note,  and the Warrants have been duly authorized and, when issued as contemplated by this Agreement, will be the legal, valid and binding obligations of ThermoEnergy, enforceable against ThermoEnergy in accordance with their respective terms.

5.3           Other Agreements.  Neither the execution and delivery of this Agreement nor the performance of this Agreement by ThermoEnergy will (a) result in a violation or breach of any term or provision of or constitute a default (or an event which, with notice or lapse of time or both, would result in a default) under, or result in the termination or in a right of termination, or cancellation of, or accelerate the performance required by, or result in being declared void or voidable, any of the terms, conditions or provisions of ThermoEnergy’s Certificate of Incorporation or bylaws or any instrument, commitment or obligation to which ThermoEnergy is a party, or by which ThermoEnergy or any of ThermoEnergy’s assets may be bound, or (b) except as contemplated by the Pledge Agreement, result in the creation of any lien, security interest, charge or encumbrance on any of ThermoEnergy’s assets or (c) violate any law, rule, or governmental regulation or order, writ, injunction, decree, judgment or ruling of any court or governmental authority applicable to ThermoEnergy or any of ThermoEnergy’s assets.

5.4           Series B Shares and Common Stock.  The Series B Shares are duly authorized and, when issued at Closing in accordance with the terms of this Agreement, will be validly issued shares of ThermoEnergy’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), fully paid, non-assessable and free of preemptive and similar rights and entitled to all of the rights and preferences of the Series B Preferred Stock as set forth in Article IV of ThermoEnergy’s Certificate of Incorporation.  A sufficient number of shares of Common Stock to permit exercise in full of the Warrants and full conversion of the Amended Note and the Series B Shares  have been reserved and set aside and such shares of Common Stock will, when issued and paid for upon exercise of the Warrants, conversion of the Amended Note or conversion of the Series B Shares  in accordance with their respective terms, be duly authorized and validly issued shares of Common Stock, fully paid, non-assessable and free of preemptive and similar rights.

5.5           SEC Documents.  ThermoEnergy has, since January 1, 2010, filed all of the reports, proxy statements and other documents (collectively, the “SEC Documents”) that ThermoEnergy has been required to file with the Securities and Exchange Commission (the “Commission”).  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, at the time and in the light of the circumstances under which they were made, not misleading.  The financial statements of ThermoEnergy included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and with published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q  of the Commission) and fairly present (subject, in the case of the unaudited statements, to normal recurring audit adjustments) the consolidated financial position of ThermoEnergy and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

6.           _________________’s Representations and Warranties.  _________________ hereby represents and warrants to ThermoEnergy as follows:

6.1           Organization and Authority.  _________________ is a _________ duly organized, validly existing and in good standing under the laws of _________________________ and has the requisite power and authority to enter into, and to consummate the transactions contemplated by, this Agreement and otherwise to carry out its obligations hereunder.

6.2           Authorization and Enforceability.  The execution and delivery of this Agreement and the New Forbearance Letter by _________________, the performance by _________________ of the transactions contemplated by this Agreement, and the performance of the Agreements and the making of the waivers contained in the New Forbearance Letter have been duly authorized by all necessary corporate or partnership or other applicable like action, on the part of _________________.  This Agreement and the New Forbearance Letter have been duly executed by _________________ and constitute the valid and legally binding obligations of _________________, enforceable against _________________ in accordance with their respective terms.

6.3           Other Agreements.  Neither the execution and delivery of this Agreement or the new Forbearance Letter nor the performance of this Agreement or the New Forbearance letter by _________________ will (a) result in a violation or breach of any term or provision of or constitute a default (or an event which, with notice or lapse of time or both, would result in a default) under, or result in the termination or in a right of termination, or cancellation of, or accelerate the performance required by, or result in being declared void or voidable, any of the terms, conditions or provisions of _________________’s Certificate of Organization, operating agreement, or other governing document  or any instrument, commitment or obligation (including, without limitation, the 2007 Agreement and the Pledge Agreement) to which _________________ is a party, or by which _________________ or any of _________________’s assets may be bound, or (b) violate any law, rule, or governmental regulation or order, writ, injunction, decree, judgment or ruling of any court or governmental authority applicable to _________________.

6.4           Access to Information Regarding ThermoEnergy.  _________________ acknowledges that it has been afforded (i) access to information about ThermoEnergy and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its decision to enter into this Agreement and (ii) the opportunity to obtain such additional information that ThermoEnergy possesses or can acquire without unreasonable effort or expense that _________________ deems necessary to make an informed investment decision with respect to this Agreement.

6.5           Investment Representations.  _________________ is an “accredited investor” (as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the “Securities Act”)), it understands that the Series B Shares and the Warrant to be issued to it pursuant to this Agreement have not been registered under the Securities Act of 1933 or under any applicable state securities laws and may not be resold with such registration unless an applicable exemption from the registration requirements of the Securities Act of 1933 and the applicable state securities laws is available, and  it is acquiring the Series B Shares and the Warrants for investment for its own account and not with a plan or present intention to distribute or resell such securities.

6.6           Independent Investment Decision.  _________________ has independently evaluated the merits of its decision to enter into this Agreement and to acquire the Series B Shares, the Amended Note and the Warrants pursuant to this Agreement and _________________ confirms that it has not relied on the advice of ThermoEnergy or any of its officers or directors in making such decision.  _________________ acknowledges and agrees that ThermoEnergy has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2 hereof.

7.           Consents and Waivers.  Prior to, and as a condition of, the Closing, ThermoEnergy  shall have obtained any and all consents or waivers required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including without limitation any consents or waivers necessary under the 2007 Agreement or the Pledge Agreement.  _________________ shall use its commercially reasonable efforts to assist ThermoEnergy in obtaining such consents and waivers.

8.           Registration Rights.

8.1           Piggy-Back Registration.  If (but without any obligation to do so) ThermoEnergy proposes to register (including for this purpose, a registration effected by ThermoEnergy for stockholders other than _________________) any shares of the Common Stock under the Securities Act in connection with the public offering of such shares of Common Stock solely for cash other than (i) a registration statement on Form S-8 (or any successor form relating to the sale of securities to employees of ThermoEnergy pursuant to a stock option, stock purchase or similar plan or arrangement), (ii)  a registration statement on Form S-4 (or any successor form relating to a merger, consolidation or similar transaction involving ThermoEnergy), (iii) a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale by _________________ of the shares of Common Stock issued or issuable upon conversion of the Amended Note or the Series B Shares or the exercise of the Warrants (collectively, the “Registrable Securities”) or (iv) a registration statement being filed by ThermoEnergy pursuant to a contractual obligation existing prior to the date of this Agreement which prohibits the inclusion of additional shares, ThermoEnergy shall, at such time, promptly give _________________ written notice of such registration.  Upon the written request of _________________ given within twenty (20) days after mailing of such notice by ThermoEnergy, ThermoEnergy shall, subject to the provisions of this Section 8, cause to be registered under the Securities Act all of the Registrable Securities that _________________ has requested to be registered.  Notwithstanding the foregoing, ThermoEnergy shall not be obligated to register more Registrable Securities than permitted under the Securities Act or any rule or regulation of the Commission promulgated thereunder or any interpretation thereof by the Staff of the Commission.  In the event that any such registration shall be, in whole or in part, an underwritten public offering of Common Stock, the number of Registrable Securities to be included in such an underwriting may be reduced or excluded partially or completely  if and to the extent that the managing underwriter shall be of the opinion that the inclusion of some or all of the Registrable Securities would adversely affect the marketing of the securities to be sold by ThermoEnergy therein.  ThermoEnergy shall have the right, without penalty, to terminate or withdraw any registration initiated by it under this Section 8.1 prior to the effectiveness of such registration whether or not _________________ has elected to include securities in such registration.

8.2          Registration Obligations of ThermoEnergy.  In connection with the registration of the Registrable Securities for the account of _________________ pursuant to Section 8.1, ThermoEnergy shall:

(a)           Take all lawful action such that the registration statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and that the prospectus forming part of such registration statement, and any amendment or supplement thereto, does not at any time include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)           Comply with the provisions of the Securities Act with respect to the Registrable Securities covered by the registration statement until the earlier of (i) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Sellers as set forth in the prospectus forming part of the registration statement or (ii) the date after which all of such Registrable Securities may be sold without restriction pursuant to Rule 144 under the Securities Act (the “Registration Period”).

(c)           Prior to the filing with the Commission  of  the registration statement (including any amendments thereto) and the distribution or delivery of any prospectus (including any supplements thereto), provide draft copies thereof to _________________ and reflect in such documents all such comments as _________________ (and its counsel) reasonably may propose.

(d)           (i) register or qualify the Registrable Securities covered by the registration statement under such securities or “blue sky” laws of such jurisdictions as _________________ reasonably request, (ii) prepare and file in such jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, and (iii) take all such other lawful actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period; provided, however, that ThermoEnergy shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to general taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction.

(e)           As promptly as practicable after becoming aware of such event, notify _________________ of the occurrence of any event, as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the registration statement and supplement to the prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to _________________ as _________________ may reasonably request.

(f)           As promptly as practicable after becoming aware of such event, notify _________________ of the issuance by the Commission of any stop order or other suspension of the effectiveness of the registration statement and take all lawful action to effect the withdrawal, rescission or removal of such stop order or other suspension.

(g)           Make generally available to its security holders as soon as practicable, but in any event not later than eighteen (18) months after (i) the effective date of the registration statement, and (ii) the effective date of each post-effective amendment to the registration statement, as the case may be, an earnings statement of ThermoEnergy and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(h)           Make reasonably available for inspection by _________________ and any underwriter participating in any disposition pursuant to the registration statement, and any attorney, accountant or other agent retained by _________________ or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of ThermoEnergy and its subsidiaries, and (ii) cause ThermoEnergy’s officers, directors and employees to supply all information reasonably requested by _________________ or any such underwriter, attorney, accountant or agent in connection with the registration statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by ThermoEnergy, in good faith, as confidential, proprietary or containing any nonpublic information shall be kept confidential by _________________ and any such underwriter, attorney, accountant or agent (pursuant to an appropriate confidentiality agreement in the case of _________________  or any such agent), unless such disclosure is made pursuant to judicial process in a court proceeding (after first giving ThermoEnergy an opportunity promptly to seek a protective order or otherwise limit the scope of the information sought to be disclosed) or is required by law, or such records, information or documents become available to the public generally or through a third party not in violation of an accompanying obligation of confidentiality; and provided, further, that, if the foregoing inspection and information gathering would otherwise disrupt ThermoEnergy’s conduct of its business, such inspection and information gathering shall, to the maximum extent possible, be coordinated on behalf of the Sellers and the other parties entitled thereto by one firm of counsel designated by and on behalf of the majority in interest of all parties selling shares of Common Stock pursuant to the registration statement; and

(i)           Use its commercially reasonable efforts to cause all Registrable Securities covered by the registration statement to be listed or qualified for trading on the principal trading market, if any, on which the Common Stock is traded or listed on the effective date of the registration statement.

8.3          Obligations and Acknowledgements of _________________.  In connection with the registration of the Registrable Securities for the account of _________________ pursuant to Section 8.1, _________________ shall have the following obligations and hereby make the following acknowledgements:

(a)           It shall be a condition precedent to the obligations of ThermoEnergy to include the Registrable Securities in the registration statement that _________________ (i) shall furnish to ThermoEnergy such information regarding itself, the shares of  Common Stock held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and (ii) shall execute such documents in connection with such registration as ThermoEnergy may reasonably request.  At least ten (10) business days prior to the first anticipated filing date of a registration statement, ThermoEnergy shall notify _________________ of the information ThermoEnergy requires from _________________ (the “Requested Information”) if _________________ elects to have any of the Registrable Securities included in the registration statement.  If at least two business days prior to the anticipated filing date ThermoEnergy has not received the Requested Information from _________________, then ThermoEnergy may file the registration statement without including any Registrable Securities for the account  of _________________ and ThermoEnergy shall have no further obligations under this Section 8 to _________________.

(b)           _________________ agrees to cooperate with ThermoEnergy in connection with the preparation and filing of a registration statement under this Section 8, unless such Seller _________________ has notified ThermoEnergy in writing of its election to exclude all of the Registrable Securities from such registration statement.

(c)           _________________ agrees that, upon receipt of any notice from ThermoEnergy of the occurrence of any event of the kind described in Section 8.2(e) or 5.2(f), it shall immediately discontinue its disposition of Registrable Securities pursuant to the registration statement until _________________’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 8.2(e) and, if so directed by ThermoEnergy, _________________ shall deliver to ThermoEnergy (at the expense of ThermoEnergy) or destroy (and deliver to ThermoEnergy a certificate of destruction) all copies in _________________’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

8.4          Expenses of Registration.  All expenses incurred in connection with registrations, filings or qualifications pursuant to this Section 8, including, without limitation, all registration, listing, and qualifications fees, legal fees, printing and engraving costs, accounting fees, and the reasonable fees and expenses of one counsel to all selling shareholders (other than underwriting discounts and commissions) shall be borne by ThermoEnergy.

8.5          Indemnification and Contribution

(a)           Indemnification by ThermoEnergy.  ThermoEnergy shall indemnify and hold harmless _________________ and each underwriter, if any, which facilitates the disposition of Registrable Securities for the account of _________________, and each of their respective officers and directors and each person who controls _________________  or such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an “Indemnified Person”) from and against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and ThermoEnergy hereby agrees to reimburse such Indemnified Person for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that ThermoEnergy shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such registration statement or prospectus in reliance upon and in conformity with written information furnished to ThermoEnergy by such Indemnified Person expressly for use therein or (ii) in the case of the occurrence of an event of the type specified in Section 8.2(e), the use by the Indemnified Person of an outdated or defective prospectus after ThermoEnergy has provided to such Indemnified Person an updated prospectus correcting the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage or liability.

(b)           Indemnification by _________________.  _________________ agrees as a consequence of the inclusion of any of its Registrable Securities in a registration statement pursuant to this Section 8, and each underwriter, if any, which facilitates the disposition of Registrable Securities for _________________ shall agree, as a consequence of facilitating such disposition of Registrable Securities to (i) indemnify and hold harmless ThermoEnergy, its directors, its officers who sign any registration statement and each person, if any, who controls ThermoEnergy within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which ThermoEnergy or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to ThermoEnergy by _________________ or such underwriter expressly for use therein, and (ii) reimburse ThermoEnergy for any legal or other expenses incurred by ThermoEnergy in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither _________________ nor any underwriter shall be liable under this Section 8.5(b) for any amount in excess of the net proceeds paid to _________________  or such underwriter in respect of Registrable Securities sold by it.

(c)           Notice of Claims, etc.  Promptly after receipt by a person seeking indemnification pursuant to this Section 8.5 (an “Indemnified Party”) of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a “Claim”), the Indemnified Party promptly shall notify the person against whom indemnification pursuant to this Section 8.5 is being sought (the “Indemnifying Party”) of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure.  In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof.  Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (i) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (ii) the Indemnified Party shall reasonably have concluded that representation of the Indemnified Party by the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (iii) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim.  If the Indemnified Party employs separate legal counsel in circumstances other than as described in the preceding sentence, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party.  Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel).  The Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnifying Party from all liabilities with respect to such Claim or judgment or contain any admission of wrongdoing.

(d)           Contribution.  If the indemnification provided for in this Section 8.5 is unavailable to, or insufficient to hold harmless, an Indemnified Party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to herein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.5(d) were determined by pro rata allocation (even if the Sellers or any underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.5(d).  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           Limitation on _________________’s and Underwriters’ Obligations.  Notwithstanding any other provision of this Section 8.5, in no event shall (i) _________________ have any liability under this Section 8.5 for any amounts in excess of the dollar amount of the proceeds actually received by _________________ from the sale of Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) and (ii) any underwriter be required to undertake liability to any person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to the registration statement.

(f)           Other Liabilities.  The obligations of ThermoEnergy under this Section 8.5 shall be in addition to any liability which ThermoEnergy may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 8.5 shall be in addition to any liability which such Indemnified Person may otherwise have to ThermoEnergy.  The remedies provided in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

8.6          Floating of Shares Outside of the United States.  In the event that ThermoEnergy proposes to issue and/or sell (including for this purpose, a sale effected by ThermoEnergy for stockholders other than _________________) any shares of Common Stock to the public under the laws of any sovereign jurisdiction outside of the United States, then the provisions of this Section 8 shall apply to such issuance and/or sale of shares so as to give _________________ as nearly as practicable the same rights and benefits as they would have had had ThermoEnergy proposed to register shares of Common Stock under the Securities Act pursuant to Section 8.1(a) above; provided, however, that ThermoEnergy shall not be required to include in any such issuance and/or sale any Registrable Securities for the benefit of _________________ if, and to the extent that, the laws of any jurisdiction in which such offering is to made, or the rules of any exchange or trading system through which such offering is to be effected, prohibit the inclusion of shares to be offered by any person or entity other than the issuer.

9.           Optional Conversion of Amended Note.  All or any portion of the outstanding principal and accrued interest on the Amended Note may be converted at any time at the option of _________________ into shares of Series B Preferred Stock at a price of $2.40 per share as provided in the Amended Note and, as an inducement to _________________ to effect such a conversion, ThermoEnergy will issue to _________________, at the time of such conversion, a five-year Common Stock Purchase Warrant (in substantially the same form as the $0.30 Warrant) for the purchase, at an exercise price of $0.30 per share, of that number of shares of Common Stock determined by dividing (i) 200% of the amount of principal and interest on the Amended Note so converted by (ii) $0.30.

10.         Mandatory Conversion of Amended Note.

10.1         Conversion upon Additional Payments.  In the event, on or before the date that is six months after the date of this Agreement, ThermoEnergy makes any payments of principal or accrued interest on the Amended Note, then simultaneously with the making of such payment a portion of the principal and accrued and unpaid interest on the Amended Note in an amount equal to the amount of such payment by ThermoEnergy shall automatically convert into shares of Series B Preferred Stock at a price of $2.40 per share.  Upon such conversion ThermoEnergy will issue to _________________ a five-year Common Stock Purchase Warrant (in substantially the same form as the $0.30 Warrant) for the purchase, at an exercise price of $0.30 per share, of that number of shares of Common Stock determined by dividing (i) 200% of the amount of principal and interest on the Amended Note so converted by (ii) $0.30.

10.2         Market-Triggered Conversion.  If at any time (i) the closing price of the Common Stock on any trading day on the principal trading market on which the Common Stock is listed or traded, or if the Common Stock is not listed on a trading market, in the over-the-counter market, as reported by the OTC Bulletin Board, or if the Common Stock is not then listed on a trading market or quoted on the OTC Bulletin Board, as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices) equals or exceeds $0.72 per share  for twenty (20) consecutive trading days and (ii) the daily average trading volume of the Common Stock exceeds 30,000 shares for twenty (20) consecutive trading days, then upon notice from ThermoEnergy to _________________, the entire principal amount of the Amended Note then remaining outstanding, plus all accrued and unpaid interest thereon, shall automatically convert into shares of Series B Preferred Stock at a price of $2.40 per share.  Upon such conversion ThermoEnergy will issue to _________________ a five-year Common Stock Purchase Warrant (in substantially the same form as the $0.30 Warrant) for the purchase, at an exercise price of $0.30 per share, of that number of shares of Common Stock determined by dividing (i) 200% of the amount of principal and interest on the Amended Note so converted by (ii) $0.30.

11.         General Provisions.

11.1         Governing Law and Jurisdiction.  This Agreement and any claims or disputes arising hereunder shall be governed by, construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts, without application of principles of conflicts of law.  The parties agree that any dispute pursuant to this Agreement shall be adjudicated in the federal and state courts located in Suffolk County, Massachusetts.

11.2         Entire Agreement.  This Agreement, the Pledge Agreement, the New Forbearance Letter, the Warrants and the Amended Note contain the entire agreement of the parties hereto with respect to the subject matter of this Agreement, and supersede all prior negotiations, commitments, agreements and understandings between them with respect hereto.

11.3         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11.4         Counterparts.  This Agreement may be executed in any number of counterparts (each of which shall be deemed an original but all of which, taken together, shall constitute a single agreement) and may be effected by facsimile or electronic signature.

In witness whereof, ThermoEnergy and _________________ have executed this Agreement as of the date first above written.

ThermoEnergy Corporation		[Noteholder’s Signature]

By:
Cary G. Bullock, President and CEO